As filed with the Securities and Exchange Commission on July 30, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

LocalShares Investment Trust
(Exact name of registrant as specified in its charter)

Delaware	46-6247755
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

618 Church Street, Suite 220, Nashville, Tennessee	37219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest of Nashville Area ETF, a series of LocalShares Investment Trust	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act registration statement file number to which this form relates:  333-184163

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered are shares of beneficial interest of Nashville Area ETF (the “Fund”), a series of the LocalShares Investment Trust (the “Trust”).  The Fund’s I.R.S. Employer Identification Number is 46-3028784.  A description of the shares of the Fund is set forth in the Trust’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-184163 and 811-22755) filed with the Securities and Exchange Commission on July 22, 2013, as amended from time to time (the “Registration Statement”), which description is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

1.
The Trust’s Declaration of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-184163 and 811-22755), as filed with the Securities and Exchange Commission on September 28, 2012.

2.
The Trust’s Certificate of Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-184163 and 811-22755), as filed with the Securities and Exchange Commission on September 28, 2012.

3.
The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-184163 and 811-22755), as filed with the Securities and Exchange Commission on July 22, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LocalShares Investment Trust

By:	/s/ Elizabeth S. Courtney
Elizabeth S. Courtney
President & Treasurer

Date: July 30, 2013